UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
 _____________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2015

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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)

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Delaware	001-35054	27-1284632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

539 South Main Street Findlay, Ohio	45840-3229
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Merger Agreement Second Amendment
On July 11, 2015, MPLX LP (“MPLX”), MarkWest Energy Partners, L.P. (“MWE”), MPLX GP LLC, the general partner of MPLX (“MPLX GP”), Sapphire Holdco LLC, a wholly owned subsidiary of MPLX (“Merger Sub”) and, for certain limited purposes set forth in the Amended Merger Agreement (defined below), Marathon Petroleum Corporation, the indirect parent of MPLX and MPLX GP (“MPC”), entered into an agreement and plan of merger (the “Original Merger Agreement”), pursuant to which Merger Sub will merge with and into MWE, with MWE continuing as the surviving entity and becoming a wholly owned subsidiary of MPLX (the “Merger”). On November 10, 2015, MPLX, MPLX GP, MPC, MWE and Merger Sub entered into an amendment to the Original Merger Agreement (the “First Amendment”) pursuant to which the cash portion of the proposed merger consideration was increased from $675 million in the aggregate to $1,075 million. On November 16, 2015, MPLX, MPLX GP, MPC, MWE and Merger Sub entered into a second amendment to the Original Merger Agreement (the “Second Amendment”; and the Original Merger Agreement, as amended by the First Amendment and the Second Amendment, being referred to as the “Amended Merger Agreement”) pursuant to which the cash portion of the proposed merger consideration was increased to provide for total cash consideration in an aggregate amount of $6.20 per MWE common unit (including certain converted equity awards).
The Amended Merger Agreement provides that at the effective time of the Merger (the “Effective Time”), each MWE common unit (including certain converted equity awards) issued and outstanding as of immediately prior to the Effective Time will be converted into the right to receive (i) 1.090 common units of MPLX representing limited partner interests in MPLX and (ii) cash in an amount of $6.20 per MWE common unit. MPC will contribute approximately $1,280 million in cash to MPLX to pay the aggregate cash consideration to MWE unitholders, without receiving any new equity from MPLX in exchange. The Merger is subject to certain customary conditions, including approval by MWE unitholders.

The foregoing summary of the Second Amendment and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Second Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
As MPLX’s general partner, MPLX GP manages MPLX’s operations and activities through MPLX GP’s officers and directors. MPLX GP is an indirect wholly owned subsidiary of MPC. As a result, certain individuals serve as officers and directors of both MPLX GP and MPC. In addition, as of the date hereof, MPC holds, indirectly through its subsidiaries, 56,932,134 common units and 1,639,525 general partner units of MPLX, representing 70.9% of the MPLX common units representing limited partner interests and a 2% general partner interest in MPLX.

Item 8.01	Other Events.

On November 17, 2015, MPC issued a press release announcing the execution of the Second Amendment.  A copy of the press release issued is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

2.1	Amendment Number 2 to Agreement and Plan of Merger, dated as of November 16, 2015, by and among MPLX, MPLX GP, MPC, MWE and Merger Sub.
99.1	Press release dated November 17, 2015, issued by MPC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: November 17, 2015	By:	/s/ J. Michael Wilder
Name: J. Michael Wilder
Title: Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

2.1	Amendment Number 2 to Agreement and Plan of Merger, dated as of November 16, 2015, by and among MPLX, MPLX GP, MPC, MWE and Merger Sub.
99.1	Press release dated November 17, 2015, issued by MPC.